# PERSPECTIVE REWARDS® (04/12) VARIABLE AND FIXED ANNUITY APPLICATION (VA640NY)

JACKSON®
NATIONAL LIFE INSURANCE COMPANY
OF NEW YORK

Home Office: Purchase, NY 10577
www.jackson.com

**First Class Mail:** P.O. Box 30314
Lansing, MI 48909-7814

**Overnight Mail:** 1 Corporate Way
Lansing, MI 48951

**Customer Care:** 800-599-5651
**Bank or Financial Institution Customer Care:** 888-464-7779
**Fax:** 888-576-8383
**Hours:** 8:00 a.m. to 8:00 p.m. ET
**Email:** contactus@jackson.com

**Broker/Dealer or External Account No.** (if applicable)

- **PLEASE PRINT**
- If Owner (and/or Joint Owner) is not a U.S. Citizen and/or a U.S. Resident, Form W-9 or Form W-8BEN (as applicable) is required with application.
- If Owner is a Trust, Trustee Certification form N5335 or trust documents are required with application.
- ! It is required for Good Order that you provide a physical address.
- Only include mailing address if different from physical address.

## Primary Owner

**Type of Ownership:** ☐ Individual/Joint ☐ Custodian ☐ Trust ☐ Corporation/Pension Plan ☐ Government Entity

**Social Security Number** or **Tax I.D. Number**

**Sex** Male ☐ Female ☐

**U.S. Citizen** Yes ☐ No ☐

**First Name** | **Middle Name** | **Last Name**

**Non-Natural Owner/Entity Name** (if applicable)

**Date of Birth** (mm/dd/yyyy) / /

**Telephone Number** (including area code) ( )

**Email Address**

**Physical Address Line 1 (No P.O. Boxes)** | **Line 2**

**City** | **State** | **ZIP Code**

**Mailing Address Line 1** | **Line 2**

**City** | **State** | **ZIP Code**

## Joint Owner

- Proceeds will be distributed in accordance with the Contract on the first death of either Owner.

**First Name** | **Middle Name** | **Last Name**

**Social Security Number**

**Date of Birth** (mm/dd/yyyy) / /

**Sex** Male ☐ Female ☐

**U.S. Citizen** Yes ☐ No ☐

**Email Address**

**Relationship to Owner** ☐ Spouse ☐ Other____________

**Telephone Number** (including area code) ( )

**Physical Address Line 1 (No P.O. Boxes)** | **Line 2**

**City** | **State** | **ZIP Code**

## Primary Annuitant

- Complete this section if different from Owner.

☐ Same as Owner  Sex Male ☐ Female ☐  U.S. Citizen Yes ☐ No ☐

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner ☐ Spouse ☐ Other______________

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

## Joint/Contingent Annuitant

- Complete this section if different from Joint Owner.
- Contingent Annuitant **must** be Annuitant's spouse. Available only on a Qualified plan custodial account when electing a Joint GMWB.

☐ Joint Annuitant OR ☐ Contingent Annuitant  Sex Male ☐ Female ☐  U.S. Citizen Yes ☐ No ☐

☐ Same as Joint Owner

First Name | Middle Name | Last Name

Social Security Number | Date of Birth (mm/dd/yyyy) / / | Telephone No. (including area code) ( ) | Relationship to Owner ☐ Spouse ☐ Other______________

Physical Address Line 1 (No P.O. Boxes) | Line 2

City | State | ZIP Code

## Beneficiary(ies)

! It is required for Good Order that the Death Benefit Percentage be whole numbers and **must** total 100% for each beneficiary type.

☐ Primary  % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) / / | Relationship to Owner ☐ Spouse ☐ Other______________

☐ Primary ☐ Contingent  % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

- For additional beneficiaries, please attach a separate sheet, signed and dated by the Owner, which includes names, percentages, and other required information.

| Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner |
| --- | --- | --- |
| | / / | |

☐ Primary ☐ Contingent ___ % Percentage of Death Benefit

Individual Name (First, Middle, Last) or Non-Natural Entity Name

| Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) | Relationship to Owner |
| --- | --- | --- |
| | / / | |

- Make all checks payable to **Jackson National Life Insurance Company of New York®.**

- **Jackson National Life Insurance Company of New York**, also referred to as **"Jackson of NY®"** or **"the Company"** will issue Annuity Type per the bold headings.

## Premium Payment

Select method of payment

☐ Check $____________ ☐ Wire $____________

☐ External Transfer $____________ ☐ Internal Transfer $____________

## Annuity Type

**IRA:**
☐ IRA - Traditional*
☐ Stretch IRA

**Roth IRA:**
☐ Roth Conversion
☐ Roth IRA*

*Tax Contribution Years and Amounts:
Year:________ $__________
Year:________ $__________

**Non-Qualified Plan:**
☐ Deferred Compensation
☐ Non-Tax Qualified

**Qualified Plan:**
☐ 401(k) Qualified Savings Plan
☐ Cash Balance-Defined Benefit
☐ Cash Balance-Defined Contribution
☐ HR-10 (Keogh) Plan
☐ Money Purchase
☐ Profit Sharing Plan
☐ Roth 401(k)
☐ Target Benefit Plan

**TSA Plan:**
☐ 403(b) TSA

**SEP/IRA** (408(k)):
☐ SARSEP
☐ SEP

**ORP:**
☐ ORP
☐ Texas ORP

**Charitable Remainder Trust:**
☐ Charitable Remainder Annuity Trust
☐ Charitable Remainder Unitrust

## Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

**Are you replacing an existing life insurance policy or annuity contract?**

No ☐ Yes ☐ **Jackson of NY pre-assigned Contract number:** ____________________

**If "Yes" please complete the following company information. Please complete all necessary forms as required by New York Regulation 60.**

| Company name | Contract number | Anticipated amount |
| --- | --- | --- |
| | | $ |
| | | $ |
| | | $ |

## Transfer Information

! For transfers, it is required for Good Order that this entire section be completed.

Non-Qualified Plan Types: ☐ IRC 1035 Exchange ☐ Non-1035 Exchange

All Other Plan Types: ☐ Direct Transfer ☐ Direct Rollover ☐ Non-Direct Rollover

Please check the appropriate box(es) under the "Transfer Type" and "Client Initiated" headings. If you have already, or plan to submit a transfer request to the surrendering institution, please select "Yes" under "Client Initiated." **Jackson of NY will only request the funds if this section is left blank or checked "No."**

| Transfer Type | Client Initiated | Company releasing funds | Account number | Anticipated date of receipt | Anticipated transfer amount |
|---|---|---|---|---|---|
| ☐ Full ☐ Partial | ☐ Yes ☐ No | | | / / | $ |
| ☐ Full ☐ Partial | ☐ Yes ☐ No | | | / / | $ |
| ☐ Full ☐ Partial | ☐ Yes ☐ No | | | / / | $ |

## Annuitization/Income Date

**Specify Income Date** (mm/dd/yyyy)

/ /

**If an Income Date is not specified, Jackson of NY will default to the Latest Income Date as shown in the Contract.**

- If no Optional Death Benefit is selected your beneficiary(ies) will receive the standard death benefit. Please see the prospectus for details.
- **Optional Death Benefit and Other Optional Benefits: Additional charges will apply. Please see the prospectus for details.**
- Election Age limitations apply based on the Owner(s) or Covered Lives.

## Optional Death Benefits Once selected optional death benefits cannot be changed.

May not be selected in combination with LifeGuard Freedom Flex® DB NY.

☐ **Highest Anniversary Value Death Benefit** (Ages 0-79)

## Other Optional Benefits Once selected optional benefits cannot be changed.

**For Life GMWB** (For Life Guaranteed Minimum Withdrawal Benefits) **(May select only one For Life GMWB or GMWB.)**

**LifeGuard Freedom Flex** ®
For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)
☐ 5%
☐ 6%
☐ 7%

Step-Up (**Must** select one)
☐ Annual
☐ Annual to Highest Quarterly Contract Value

**LifeGuard Freedom Flex w/ Joint Option** [1,2,3]
Joint For Life GMWB with Owner's choice of Bonus and Step-Up (Ages 35-80)

Bonus (**Must** select one)
☐ 5%
☐ 6%

Step-Up (**Must** select one)
☐ Annual
☐ Annual to Highest Quarterly Contract Value

☐ **LifeGuard Freedom Flex DB NY** [4]
For Life GMWB with 6% Bonus, Annual Step-Ups, & Highest Anniversary Value Death Benefit (Ages 35-70)

☐ **LifeGuard Freedom 6 Net** ®
For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

☐ **LifeGuard Freedom 6 Net w/ Joint Option** [1,2,3]
Joint For Life GMWB with Bonus, Annual Step-Up, & Earnings-Sensitive Withdrawal Amount (Ages 35-80)

**If you have selected a 'For Life GMWB", you also have the option to select the higher GAWA% table.** [5]

☐ ~~**Income Upgrade** SM~~ Currently unavailable

**GMWB** (Guaranteed Minimum Withdrawal Benefits) **(May select only one For Life GMWB or GMWB.)**

☐ **SafeGuard Max** ®
GMWB with 5-Year Step-Up (Ages 0-85)

☐ **AutoGuard® 5**
5% GMWB with Annual Step-Up (Ages 0-80)

☐ **AutoGuard 6**
6% GMWB with Annual Step-Up (Ages 0-80)

☐ **MarketGuard Stretch** SM [6]
GMWB (Ages 0-80)

[1] For Non-Qualified plans, spousal joint ownership required unless non-natural owner, then spousal joint annuitants required. Please ensure the Joint Owner section on Page 1 (including the "Relationship to Owner" box) is properly completed.

[2] For Qualified plans, excluding custodial accounts, 100% spousal primary beneficiary designation required. Please ensure the Primary Beneficiary section on Page 2 (including the "Relationship to Owner" box) is properly completed.

[3] For Qualified plan custodial accounts, Annuitant's spouse must be designated as Contingent Annuitant.

[4] May not be selected in combination with an Optional Death Benefit.

[5] Availability of the higher Guaranteed Annual Withdrawal Amount percentage (GAWA%) table option is subject to change. Please consult your representative. Additional charges apply.

[6] May only be selected on beneficiary Stretches.

**If electing a Guaranteed Minimum Withdrawal Benefit, please read the disclosures in the Notice to Applicant section on page 8.**

## Premium Allocation

Tell us how you want your annuity premiums invested. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 18.

| JNL® | |
|---|---|
| % | Institutional Alt 20 |
| % | Institutional Alt 35 |
| % | Institutional Alt 50 |
| **JNL/American Funds®** | |
| % | Balanced Allocation |
| % | Blue Chip Income and Growth |
| % | Global Bond |
| % | Global Small Capitalization |
| % | Growth Allocation |
| % | Growth-Income |
| % | International |
| % | New World |
| **JNL/BlackRock** | |
| % | Commodity Securities |
| % | Global Allocation |
| **JNL/Brookfield** | |
| % | Global Infrastructure |
| **JNL/Capital Guardian** | |
| % | Global Balanced |
| % | Global Diversified Research |
| **JNL/DFA** | |
| % | U.S. Core Equity |
| **JNL/Eagle** | |
| % | SmallCap Equity |
| **JNL/Eastspring Investments** | |
| % | Asia ex-Japan |
- % China-India

**JNL/Franklin Templeton**

- % Founding Strategy
- % Global Growth
- % Income
- % International Small Cap Growth
- % Mutual Shares
- % Small Cap Value
- % Global Multisector Bond

**JNL/Goldman Sachs**

- % Core Plus Bond
- % Mid Cap Value
- % U.S. Equity Flex

**JNL/Invesco**

- % Global Real Estate
- % International Growth
- % Large Cap Growth
- % Small Cap Growth

| JNL/Ivy | |
|---|---|
| % | Asset Strategy |
| **JNL/JPMorgan** | |
| % | International Value |
| % | MidCap Growth |
| % | U.S. Government & Quality Bond |
| **JNL/Lazard** | |
| % | Mid Cap Equity |
| **JNL/M&G** | |
| % | Global Basics |
| % | Global Leaders |
| **JNL/Mellon Capital Management** | |
| % | JNL 5 |
| % | 25 |
| % | Select Small-Cap |
| % | JNL Optimized 5 |
| % | VIP |
| % | Dow℠ Dividend |
| % | European 30 |
| % | Nasdaq® 25 |
| % | NYSE® International 25 |
| % | Pacific Rim 30 |
| % | Emerging Markets Index |
| % | S&P® 24 |
| % | S&P SMid 60 |
| % | Value Line® 30 |
| % | S&P 500® Index |
| % | S&P 400 MidCap Index |
- % Small Cap Index
- % International Index
- % Bond Index
- % Index 5
- % 10 x 10
- % Communications Sector
- % Consumer Brands Sector
- % Financial Sector
- % Healthcare Sector
- % Oil & Gas Sector
- % Technology Sector
- % Dow Jones U.S. Contrarian Opportunities Index℠

| JNL/Morgan Stanley | |
|---|---|
| % | Mid Cap Growth |
| **JNL/Neuberger Berman** | |
| % | Strategic Income |
| **JNL/Oppenheimer** | |
| % | Global Growth |
| **JNL/PIMCO** | |
| % | Real Return |
| % | Total Return Bond |
| **JNL/PPM America** | |
| % | Floating Rate Income |
| % | High Yield Bond |
| % | Mid Cap Value |
| % | Small Cap Value |
| % | Value Equity |
| **JNL/T. Rowe Price** | |
| % | Established Growth |
| % | Mid-Cap Growth |
| % | Short-Term Bond |
| % | Value |
| **JNL/UBS** | |
| % | Large Cap Select Growth |
| **JNL/WMC** | |
| % | Balanced |
| % | Money Market |
| % | Value |
| **JNL/S&P** | |
| % | 4 |
- % Competitive Advantage
- % Dividend Income & Growth
- % Intrinsic Value
- % Total Yield

**JNL/S&P Managed**

- % Conservative
- % Moderate
- % Moderate Growth
- % Growth
- % Aggressive Growth

**JNL Disciplined**

- % Moderate
- % Moderate Growth
- % Growth

**PREMIUM ALLOCATIONS CONTINUED ON PAGE 6.**

## Premium Allocation (Cont. from page 5)

- See the **NOTE** for some important terms regarding the Fixed Account Option.

| Fixed Account Option |
| --- |
| % 1-Year |

**NOTE:** The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers into and from any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

## Systematic Investment (periodic premium reallocation programs)

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section will participate in Automatic Rebalancing.

**Automatic Rebalancing.**

**Frequency:**

☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

**Start Date** (mm/dd/yyyy) ______________________

**Note:** If no date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you selected) from the date Jackson of NY applies the first premium payment. If no frequency is selected, the frequency will be annual. No transfers will be made on days 29, 30 or 31, unless set up on annual frequency.

---

**DCA** (Dollar Cost Averaging)

☐ This request is to establish the Dollar Cost Averaging option.

**If DCA is selected, you must attach the Systematic Investment Form (NV2375). Must be completed for "Good Order."**

## Capital Protection Program

☐ Yes - **Please complete Supplemental Application (NV4674). Must be completed for "Good Order."**

☐ No - Please complete the Premium Allocation section on Pages 5 and 6.

## Electronic Delivery Authorization

**I consent to receive electronically:**

- Check the boxes next to the types of documents you wish to receive electronically.

☐ **ALL DOCUMENTS**
☐ Periodic and immediate confirmation statements
☐ Prospectuses and prospectus supplements
☐ Annual and Semi-Annual reports
☐ Other Contract-related correspondence

This consent will continue unless and until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson National Life Insurance Company of New York®'s (also referred to as Jackson of NY®) website. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

My email address is: ______________________. I (We) will notify Jackson of NY of any new email address.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with Internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of Internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any communications in paper form.

## Telephone and Electronic Transfers Authorization

- This authorization is not extended to Authorized Callers.

By checking "Yes," I (we) authorize Jackson National Life Insurance Company of New York (Jackson of NY) to accept fund transfers/ allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Producer/Representative subject to Jackson of NY's administrative procedures.

**Do you consent to these types of transfers?** Yes ☐ No ☐ If no election is made, Jackson of NY will default to "No".

Jackson of NY has procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. Such procedures include requesting identifying information and tape-recording telephone communications. Neither Jackson of NY nor its producers or representative who act on its behalf shall be subject to any claim, loss, liability, cost or expense in connection with a telephone/electronic transfer if acted on in good faith in reliance on this authorization. Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures.

## Authorized Callers

- This authorization is not extended to Telephone and Electronic Transfers Authorization.

If you want to authorize an individual other than your Producer/Rep to receive Contract information via telephone, please list that individual's information here.

| First Name | Middle Name | Last Name |
|---|---|---|
| | | |

| Social Security/Tax I.D. Number | Date of Birth (mm/dd/yyyy) |
|---|---|
| | / / |

## Notice to Applicant

**Please note the following applies to all Guaranteed Minimum Withdrawal Benefits elected on page 4.**

- A Guaranteed Minimum Withdrawal Benefit (GMWB) may not be appropriate for the Owners who have as a primary objective taking maximum advantage of the tax deferral that is available to them under an annuity Contract. These endorsements may also have limited usefulness in connection with tax-qualified contracts in relation to required minimum distributions imposed by the IRS. Some withdrawals necessary to satisfy required minimum distributions may prematurely deteriorate the benefits provided by a GMWB. When purchasing a tax-qualified contract, special consideration should be given to whether or not the purchase of a GMWB is appropriate for the Owner's situation, including consideration of required minimum distributions. Please consult a tax advisor on this and other matters regarding the selection of income options.
- If you make subsequent premium payments, the Guaranteed Withdrawal Balance will increase by the amount of the payments. We will allocate subsequent premium payments in the same way as your Contract's first premium payment unless you tell us otherwise.
- Subject to the benefit terms, conditions, and limitations, the elected GMWB guarantees that a certain amount may be withdrawn annually, regardless of market performance and even if the Contract Value is zero, until the GMWB is terminated. **Excess withdrawals may result in a significant reduction in your Guaranteed Annual Withdrawal Amount (GAWA) and Guaranteed Withdrawal Balance (GWB.)**
- You may not be able to change the Owner, Joint Owner, Annuitants, or spousal Primary Beneficiary, depending on which GMWB you have selected.
- Please note that while Jackson of NY does not currently increase the GMWB charge upon election of an Owner Initiated Step-Up, we retain the right to do so in the future.

**Important Disclosure Regarding the Perspective Rewards 6% Contract Enhancement**

Jackson of NY will add a Contract Enhancement to the Contract Value for each Premium payment. The Contract Enhancement is equal to 6%, multiplied by the Premium and will be credited at the time of Premium payment. The Contract Enhancement shall be declared and credited in a nondiscriminatory manner and consistent with New York Law.

**Charges**
The Contract charges include a higher Mortality and Expense Charge than would be charged under a similar contract without a Contract Enhancement. In some cases, the amount of a Contract Enhancement may be more than offset by those charges. Accordingly, it is possible that upon surrender, you will receive less money back than you would have if you had purchased a similar contract without a Contract Enhancement.

Additionally, if you make a partial or total withdrawal from your Contract in the first nine years since the Premium payment withdrawn was made, you will pay a Contract Enhancement Recapture Charge that reimburses us for all or part of the Contract Enhancements that we credited to your Contract based on your Premiums.

However, a higher Contract Value resulting from the Contract Enhancement may be beneficial, even in circumstances where cash surrender value may not be higher, because that higher Contract Value can increase the amount available upon death of the Owner, annuitization of the Contract, withdrawals taken under the free withdrawal provisions of the Contract and withdrawals necessary to satisfy the minimum distribution requirements of the Internal Revenue Code.

**Contract Enhancement Recapture Charge**
The Contract Enhancement will be recaptured in accordance with the Recapture Charge schedule whenever a withdrawal of the corresponding Premium is made or upon the exercise of the Contract's Right to Examine.

**Recapture Charge Schedule:**

| Completed Years Since Receipt of Premium: | 0 | 1 | 2 | 3 | 4 | 5 | 6 | 7 | 8 | 9+ |
|---|---|---|---|---|---|---|---|---|---|---|
| 6% Contract Enhancement Recapture Charge Percentage: | 6.0% | 5.5% | 4.5% | 4.0% | 3.5% | 3.0% | 2.0% | 1.0% | 0.5% | 0.0% |

The Recapture Charge is equal to the Recapture Charge percentage applied to the portion of Remaining Premium withdrawn. The Recapture Charge will be taken from the Investment Divisions and the Fixed Account Options, in the same proportion as the requested withdrawal.

The Recapture Charge will be waived upon payment under the Death Benefit Provisions of the Contract, in the event of payments under an income option and waived in the same manner as the Withdrawal Charge in the following sections of the Contract: (a) Additional Free Withdrawal, and (b) Waiver of Withdrawal Charge for Extended Care.

## Client Acknowledgements

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.

3. **I (We) understand that annuity benefits, death benefit values and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**

4. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division.

5. The Contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.

6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my Contract Value.

7. I (We) understand that Jackson of NY may restrict the availability of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a non-discriminatory basis.

8. If I (we) have elected the Capital Protection Program, I (we) hereby acknowledge receipt of the **"Capital Protection Program Supplemental Application."**

9. **I (We) certify that the Date of Birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, Joint Annuitant, or Contingent Annuitant, if applicable, stated in this application is (are) true and correctly recorded.**

10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial representative.

11. Pursuant to Section 3 of the federal Defense of Marriage Act ("DOMA"), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder's spouse.

## Client Signatures

It is required for Good Order that all applicable parties to the Contract sign here.

| Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed |
|---|---|---|
| | / / | |

Owner's Title (required if owned by an Entity)

| Joint Owner's Signature | Date Signed (mm/dd/yyyy) | State where signed |
|---|---|---|
| | / / | |

| Annuitant's Signature (if other than Owner) | Date Signed (mm/dd/yyyy) | State where signed |
|---|---|---|
| | / / | |

| Joint Annuitant's Signature (if other than Joint Owner) | Date Signed (mm/dd/yyyy) | State where signed |
|---|---|---|
| | / / | |

## Producer/Representative Acknowledgements

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.

| Jackson of NY Prod./Rep. No. | Producer/Representative Signature | Date Signed (mm/dd/yyyy) |
|---|---|---|
| | | / / |

| First Name | Middle Name | Last Name |
|---|---|---|
| | | |

| Broker/Dealer Name | Program Options A B C |
|---|---|
| | ☐ ☐ ☐ |

| Address (number and street) | City | State | ZIP Code |
|---|---|---|---|
| | | | |

| Email Address | Business Telephone No. (including area code) | Percentage |
|---|---|---|
| | ( ) | % |

- **Program Options Note:** Contact your home office for program information. If no option is indicated, the designated default will be used.

It is required for Good Order that all Producer/Rep numbers be supplied.

If more than one Producer/Representative is participating in a Program Option on this case, please provide all Producer/Representative names, Jackson of NY Producer/Representative numbers and percentages for each (totaling 100%).

| Producer/Representative Name | Jackson of NY Producer/Representative No. | Percentage |
|---|---|---|
| | | % |
| | | % |

**Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value**
**Not a deposit • Not insured by any federal agency**